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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-29299 of Full House Resorts, Inc. on Form S-8 of our report dated January 26, 2001 on the financial statements of Gaming Entertainment (California) L.L.C., appearing in this Current Report on Form 8-K/A of Full House Resorts, Inc.


DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
June 15, 2001